EXHIBIT 3.01

COMPOSITE ARTICLES OF INCORPORATION OF
THE SHAW GROUP INC. AS OF JANUARY 5, 2011

ARTICLE I.

NAME

The name of the Corporation is THE SHAW GROUP INC., a Louisiana corporation.

ARTICLE II.

OBJECTS AND PURPOSES

The objects and purposes for which this Corporation is organized and the nature of the business to be carried on by it are stated and declared to be as follows:

To enter into any business which is lawful under the laws of the State of Louisiana, either for its own account or for the account of others, either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever in which corporations organized under the Louisiana Business Corporation Law may engage; and, to the extent not prohibited thereby, to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign Nation, and any territory of any country to the extent permitted by the laws of such other state, nation, or territory.

ARTICLE III.

DURATION

The duration of this Corporation shall be in perpetuity, or for such maximum period as may be authorized by the laws of Louisiana.

ARTICLE IV.

AUTHORIZED CAPITAL

The aggregate number of shares which the Corporation has authority to issue is two hundred twenty million (220,000,000) shares, of which two hundred million (200,000,000) shares shall be Common Stock, no par value (the Common Stock), and twenty million (20,000,000) shares shall be Preferred Stock, no par value (the Preferred Stock).

A.           Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders of the Corporation for their vote, waiver, release or other action.

B.           The Board of Directors of the Corporation is hereby expressly vested with the authority to issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a vote or votes relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the vote or votes providing for the issue of such series adopted by the Board of Directors, including, without limitation, the following:

1.           The number of shares to constitute each such series and the serial designation thereof;

2.           Whether the shares of each such series shall be subject to redemption and, if made subject to redemption, the time, prices and other terms and conditions of such redemption;

3.           The dividend rate of each such series, the conditions and times of payment thereof, the relation (including preferences, if any) which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of such stock, and whether such dividends shall be cumulative or non-cumulative;

4.           The rights of the holders of the shares of each such series (including preference, if any) upon the dissolution of, or upon any distribution of any assets of, the Corporation;

5.           Whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes of any other series of such stock and, if made convertible or exchangeable, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange;

6.           The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series;

7.           The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of directors or otherwise; and

8.           The restrictions, if any, on the issue, reissue, or sale of any additional Preferred Stock of such series or any other series or class.

C.           No holder of stock of any class of the Corporation, whether now or hereafter authorized, shall have any preemptive, preferential, or other rights to subscribe for or purchase or acquire any share of any class or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or any other securities, now or hereafter authorized, and whether the same shall be issued for cash, service, or property, or by way of dividend or otherwise.

ARTICLE V.

BOARD OF DIRECTORS

A.           (1.)           The number of directors shall not be less than three (3) nor more than fifteen (15).  The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of more than fifty percent (50%) of the voting power of the then outstanding shares of Common Stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  In the event that at any time the number of directors shall be fixed in this manner at twelve (12) or more, then, at the next meeting of shareholders at which such directors are to be elected (the Classification Meeting), the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws, one class initially to be elected for a term expiring at the first annual meeting of shareholders to be held after the Classification Meeting, another class initially to be elected for a term expiring at the second annual meeting of shareholders to be held after the Classification Meeting, and another class initially to be elected for a term expiring at the third annual meeting of shareholders to be held after the Classification Meeting, with the members of each class to hold office until their successors have been elected and qualified.  At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.  No director need be a shareholder.

2.           Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if by less than a quorum of the Board of Directors, or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of shareholders at which the term of office of the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

3.           Any director may be removed from office only for cause by the affirmative vote of the holders of more than fifty percent (50%) of the voting power of the Common Stock of the Corporation entitled to vote generally in the election of directors (the Voting Stock).

4.           Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of more than seventy-five percent (75%) of the voting power of the Common Stock shall be required to amend, repeal, or adopt any provision inconsistent with any provision of this Section V.A.

B.           Unless and until otherwise provided in the By-Laws, all of the corporate powers of this Corporation shall be vested in, and all of the business and affairs of this Corporation shall be managed by, a Board of Directors.

C.           The Board of Directors shall have authority to make and alter By-Laws, including the right to make and alter By-Laws fixing their qualifications, classifications, or terms of office, or fixing or increasing their compensation, provided, however, that the shareholders may change or repeal any By-Law adopted by the Board of Directors; and provided, further, that no amendment or supplement to the By-Laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the shareholders, or with any provision of these Articles.

D.           Any director absent from a board meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions or proxy of the absent director.

E.           Any action which may be taken at a meeting of the Board of Directors may be taken by a consent in writing signed by all of the directors and filed with the records of the Corporation.

F.           The Board of Directors shall have authority to exercise all such other powers and to do all such other lawful acts and things which this Corporation or its shareholders might do, unless prohibited from doing so by applicable laws or by the Articles of Incorporation or by the By-Laws of the Corporation.

ARTICLE VI.

PURCHASE AND REDEMPTION OF SHARES

The Corporation may purchase or redeem its own shares in the manner and on the conditions permitted and provided in Section 55 of the Business Corporation Law or other applicable law and as may be authorized by the Board of Directors.  Shares so purchased shall be considered treasury shares and may be reissued and disposed of as authorized by law, or may be canceled and the capital stock reduced, as the Board of Directors may, from time to time, determine in accordance with law.

ARTICLE VII.

CAPITAL SURPLUS AND DIVIDENDS

The Board of Directors shall have such power and authority with respect to capital, surplus, and dividends, including allocation, increases, reduction, utilization, distribution, and payment, as is permitted and provided in Sections 61, 62, and 63 of the Business Corporation Law or other applicable law.

ARTICLE VIII.

CORPORATE ACTION AND AMENDMENTS BY SHAREHOLDERS

A.           Except as otherwise provided in these Articles of Incorporation, any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments to the Articles, approval of merger and consolidation agreements, and authorization of voluntary disposition of all or substantially all of the corporate assets, may be taken on affirmative vote of a majority of the voting power present.

B.           Except as otherwise provided in these Articles of Incorporation, these Articles may be amended by a majority vote or written consent of the shareholders entitled to vote, or by such larger vote as may be required by the Business Corporation Law of Louisiana or by the By-Laws of the Corporation.

C.           Consents to corporate action (in writing) may be signed by shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.

D.           The By-Law provisions or agreements authorized hereby may contain such other terms and conditions as the Board of Directors, in its sole discretion, shall determine to be consistent with the provisions of this Article.

E.           Notwithstanding any other provision in the Articles of Incorporation, any business combination as defined herein shall be subject to the requirements set forth in this Article VIII.E.

1.           In addition to any vote required under the Louisiana Business Corporation Law, the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock entitled to vote thereon (not including shares deemed beneficially owned by a Related Person [as hereinafter defined]) shall be required in order to authorize and/or approve a Business Combination (as hereinafter defined).  Such affirmative vote shall be required, notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or a no vote.

2.           For the purpose of this Section VIII.E, the following definitions apply:

a.           The term Related Person shall mean and include (1) any person as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as in effect on the date of the filing of these Articles of Restatement (the 1934 Act) (other than any trustees or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in the same proportions as their ownership of shares of Common Stock of the Corporation), which, together with its affiliates (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date of filing of this Restatement of the Articles or as subsequently amended, including any successor regulation (the 1934 Act Regulations) beneficially owns (as that term is defined in Rule 13d-3 of the 1934 Act Regulations) in the aggregate five percent (5%) or more of the outstanding shares of the Common Stock of the Corporation; and (2) any affiliate (as that term is defined in Rule 12b-2 of the 1934 Act Regulations) of  any such person; provided that the term Related Person shall not include any person who (x) beneficially owned shares of Common Stock in excess of the five percent (5%) limitation set forth herein as of December 1, 1993, or (y) acquired the shares from a person described in (x) above by gift, inheritance, or in a transaction in which no consideration was exchanged.  Without limitation, any shares of the Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed beneficially owned by such Related Person.

b.           The term Business Combination as used in this Section VIII.E shall mean any of the following:

(1)           any merger or consolidation of the Corporation or a subsidiary of the Corporation which constitutes a Substantial Part (as hereinafter defined) of the assets of the Corporation with another corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

(2)           any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary);

(3)           any reclassification of the Common Stock of the Corporation, or any recapitalization involving the Common Stock of the Corporation, other than a recapitalization of the Corporation in which no Related Person acquires more than twenty percent (20%) of the combined voting power of the Corporation’s then outstanding securities;

(4)           the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; and

(5)           any agreement, contract, or other arrangement providing for any of the transactions described in this Section VIII.E.2.b.

c.           The term Substantial Part shall mean more than fifty percent (50%) of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

F.           Notwithstanding anything contained in the Articles of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, any provisions of this Section VIII.E.

ARTICLE IX.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnity and hold harmless, to the fullest extent authorized by the Louisiana Business Corporation Law, each director and officer now or hereafter serving the Corporation from or against any and all claims and liabilities to which he may be or may become subject by reason of his now or hereafter being, or having heretofore been, a director or officer of the Corporation and/or by reason of his alleged acts or omissions as such director or officer, whether or not he continued to be such officer or director at the time when any such claim or liability is asserted.  The Corporation shall reimburse each such director or officer for all legal and other expenses reasonably incurred by him in connection with defending any or all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication, with the approval of the Board of Directors, whether or not he continued to be such director or officer at the time the expenses were incurred; however, the Corporation shall not indemnify any director or officer for any or all such claims(s) or liability(ies) or in payments settling the same if, in the judgment of the directors of the Corporation, the director or officer against whom such claim or liability is asserted has been guilty of willful or intentional misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights to which any director or officer may be entitled as a matter of law.

ARTICLE X.

UNCLAIMED PROPERTY

Cash, property, or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable (despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the Certificates for the shares to such shareholders within such time) shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease.